Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANT

TerraForm Global, Inc.

Bethesda, Maryland

United States of America

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 3, 2015, relating to the combined financial statements of BioTherm Energy Projects, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO South Africa, Inc.

Johannesburg, South Africa

May 6, 2015